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                                  EXHIBIT 5.1

                           OPINION OF TONKON TORP LLP



                               December 21, 2000



OXIS International, Inc.
6040 North Cutter Circle, Suite 317
Portland, Oregon 97217-3935

                            OXIS International, Inc.
                       Registration Statement on Form S-3


     We have acted as counsel to OXIS International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (Registration No. 333-40970), as amended by pre-effective Amendment No. 1 thereto (collectively, the "Registration Statement"). The Registration Statement relates to the registration for resale of (i) 1,451,105 shares of the Company's common stock, $0.001 par value ("Common Stock") and (ii) 2,908,898 shares of Common Stock issuable upon exercise of outstanding warrants (collectively, the "Shares"). The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement.

     In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate for the purposes of the opinion hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares (i) have been duly authorized by all necessary corporate action of the Company and (ii) are validly issued, fully paid and non-assessable.

     We express no opinion herein as to any laws other than the existing laws of the State of Oregon and the General Corporation Law of Delaware, and we express no opinion with respect to the application or effect of the laws of any other jurisdiction.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

                                          Very truly yours,

                                          /s/ TONKON TORP LLP

                                          Tonkon Torp LLP